SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

ViaSat, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, CA 92009
 (Address of Principal Executive Offices)

(760) 476-2200
 (Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation, in connection with the matters described herein.

Item 5. Other Events.

On June 21, 2001, ViaSat entered into a Revolving/Term Loan Agreement (the “Agreement”) of $25 million with certain banks that, as amended, was scheduled to expire on April 30, 2003. Subsequently, negotiations were conducted with the banks to revise certain terms and conditions of the Agreement.

On October 29, 2002, ViaSat executed Amendment No. 3 to the Agreement with Union Bank of California and US Bank National Association.

Under Amendment No. 3 to the Agreement, the borrowing commitment has been reduced from $25 million to $20 million, the maturity date has been changed from April 30, 2003 to December 27, 2002, and certain covenants have been modified. The borrowing commitment is also limited by ViaSat’s level of accounts receivable. ViaSat has the option to borrow at the bank’s prime rate or at LIBOR plus, in each case, an applicable margin. The Agreement also contains financial covenants that set maximum debt to EBITDA (earnings before interest, taxes, depreciation and amortization) limits, minimum quarterly EBITDA limits, a minimum quick ratio limit and a minimum tangible net worth limit. The Agreement is collateralized by cash, accounts receivable and inventory of ViaSat.

Outstanding borrowings, outstanding standby letters of credit and borrowing availability under the Agreement at June 30, 2002 and October 29, 2002 are set forth in the table below:

	(in millions)
	June 30, 2002	October 29, 2002

Outstanding borrowings	$18.4	$14.4
Outstanding standby letters of credit	$1.4	$1.6
Borrowing availability	$1.0	$4.0

ViaSat is currently in discussions with several financial institutions to replace one of the existing banks in the Agreement prior to maturity. These discussions may result in an amendment to the existing Agreement or a new revolving/term credit facility, which may extend the maturity date and/or adjust the borrowing commitment and other terms. However, there can be no assurance that these discussions will have any such results. In the interim, ViaSat believes that its current cash balances, borrowing availability and net cash expected to be provided by operating activities will be sufficient to meet its operating requirements.

ViaSat has in the past, and may in the future, be in violation of certain financial and other covenants under the Agreement. Any violation that is not waived could result in an event of default, permitting the lenders to suspend commitments to make any advance, to declare notes and interest thereon due and payable, and to require any outstanding letters of credit to be collateralized by an interest bearing cash account, any or all of which could have a material adverse effect on ViaSat’s business, financial condition and results of operations.

Also, ViaSat may sell additional equity or debt securities or obtain credit facilities to further enhance its liquidity position. The sale of additional securities could result in additional dilution of ViaSat’s stockholders.

Attached hereto and incorporated herein by reference as Exhibit 10.1 is a copy of Amendment No. 3 to the Revolving/Term Loan Agreement. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to Revolving/Term Loan Agreement executed October 29, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc.(1)

(1)	Certain portions of this exhibit have been requested to be redacted pursuant to a request for confidential treatment filed by ViaSat, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2002	VIASAT, INC.

By: /s/ RONALD G. WANGERIN

Ronald G. Wangerin Vice President-Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 3 to Revolving/Term Loan Agreement, executed October 29, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc. (1)

(1)  Certain portions of this exhibit have been requested to be redacted pursuant to a request for confidential treatment filed by ViaSat, Inc.